Exhibit 10.3

AMENDMENT NO. 1 TO CONVERTIBLE NOTE

THIS AMENDMENT NO. 1 TO CONVERTIBLE NOTE (this “Agreement”), is made and entered into effective as of March 24, 2026, by and between CarParts.com, Inc., a Delaware corporation (the “Company”) and [__] (“Purchaser”).

WHEREAS, the Company and the Purchaser are parties to that certain Purchase Agreement, dated as of September 8, 2025 (the “Purchase Agreement”) pursuant to which the Company issued to the Purchaser (i) 1,730,769 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) a convertible note with an aggregate original principal amount of $1,800,000.00 (the “Convertible Note”), convertible into shares of Common Stock at a conversion price of $1.20 per share;

WHEREAS, the Company and the Purchaser desire to amend the Convertibles Note as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby, agree as follows:

1.           Amendments to Convertible Note.

(a)          Section 7 of the Convertible Note is hereby amended and restated in its entirety as follows:

“If, as of May 8, 2027, the Company does not have at least 20,000,000 shares of authorized Common Stock available for issuance, the Company shall use its best efforts to take all actions necessary to obtain stockholder approval to increase its authorized Common Stock at the Company’s 2027 annual meeting of stockholders to ensure that there will be sufficient number of authorized and unissued Common Stock available for issuance to the Purchaser upon the conversion of this Note in full.  From and after May 8, 2027, the Company shall at all times while this Note remains outstanding take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.”

2.           Effect of Amendment. Except as expressly set forth herein, all of the terms and conditions of each of the Transaction Agreements (as defined in the Purchase Agreement) shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. The Purchaser acknowledges and agrees that to its actual knowledge as of the date hereof the Company is not in breach of, or default under, any of the Transaction Agreements (as defined in the Purchase Agreement).

3.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Agreements (as defined in the Purchase Agreement).

4.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Agreements (as defined in the Purchase Agreement).

5.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.           Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the State of Delaware, without regard to its conflict of laws principles.

7.           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Amendment No. 1 to Convertible Note as of the date first set forth above.

CARPARTS.COM, INC.

By:
Name: David Meniane
Title: Chief Executive Officer

[signature page of Purchaser to follow]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Amendment No. 1 to Convertible Note as of the date first set forth above.

[__]

By:
Name:
Title: